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                                                                   Exhibit 10.11

                               THE GRADALL COMPANY
                              AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WITNESSETH THAT:

         WHEREAS, effective March 1, 1988, The Gradall Company, an Ohio corporation (the "Company") adopted a Supplemental Executive Retirement Plan (the "Plan") for the benefit of certain employees of the Company, as selected by the Board of Directors of the Company, and

         WHEREAS, the Company desires to amend and restate the Plan for the further benefit of those employees participating in the Plan.

         NOW, THEREFORE, the Plan is hereby amended and restated as follows:

                                   ARTICLE I
                       ESTABLISHMENT OF PLAN AND PURPOSE

         1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes a plan to be known as The Gradall Company Supplemental Executive Retirement Plan (the "Plan"). The Plan is to be effective as of March 1, 1988.

         1.2 PURPOSE OF PLAN. The purpose of the Plan shall be to reward selected employees of the Company for loyal service rendered to the Company by providing them with supplemental compensation, the payment of which will be deferred pursuant to the provisions of this Plan and by permitting those selected employees to elect to defer the payment to them of all or a portion of their compensation pursuant to the terms and conditions hereinafter set forth.

         1.3 ESTABLISHMENT OF TRUST. The Company has established an irrevocable grantor trust pursuant to the terms of that certain Trust Agreement dated as of August 30, 1995, by and between the Company and Barry L. Phillips, Bruce A. Jonker and Stanley W. Swope, as Trustees (the "Trust"). All amounts heretofore or hereafter contributed pursuant to the terms of this Plan by the Company or any Participant, including any investments or life insurance policies purchased prior to the date of the Trust and any income or other earnings accrued or realized with respect to such contributions prior to the date of the Trust shall be paid to the Trustees, to be held, administered and distributed in accordance with the terms of the Trust.

                                 ARTICLE II
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                                 DEFINITIONS

         2.1 "ACCOUNTS" shall mean the following accounts which may be maintained for Participants in the Plan, adjusted in each case for such account's share in the increase or decrease in the net worth of the Trust:

                 (a) "COMPANY ACCOUNT" shall mean the separate bookkeeping account maintained for each Participant to which shall be credited the Participant's share of any Company contributions made to this Plan as provided in Article IV hereof.

                 (b) "COMPENSATION DEFERRAL ACCOUNT" shall mean the separate bookkeeping account maintained for each Participant to which shall be credited the portion of the Participant's Compensation for which payment has been deferred pursuant to Article V.

         2.2 "BENEFICIARY" shall mean the person(s) a Participant shall have selected to receive his or her death benefits, as provided in Section 8.4 hereof.

         2.3 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         2.4 "CLAIMS MANAGER" shall mean the person designated to review claims pursuant to Section 7.1 hereof.

         2.5 "COMMITTEE" shall mean the separate committee established by the Board of Directors to administer the Plan.

         2.6 "COMPANY" shall mean The Gradall Company, an Ohio corporation.

         2.7 "COMPENSATION" with respect to any Participant shall mean the total compensation paid or accrued by the Company for a Plan Year which shall include regular salary and wages, overtime pay, bonuses and commissions. Amounts paid to a Participant pursuant to this Plan and the Trust shall not be considered as Compensation.

         2.8 "DISABILITY" shall mean a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company for a period of one (1) year or longer. The Disability of a Participant shall be determined by a licensed physician chosen by the Company.

         2.9 "EMPLOYEE" shall mean any person who is employed by the Company on a regular and full-time basis.


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         2.10 "ELECTION FORM" shall mean the form to be distributed to and completed by Participants each year electing to defer Compensation, as provided in Section 5.1 hereof.

         2.11 "ENROLLMENT PERIOD" shall mean the period commencing on January 1 and ending on February 15 of each year.

         2.12 "PARTICIPANT" shall mean an employee who has been selected for participation in the Plan as provided in Article III hereof.

         2.13 "PLAN" shall mean The Gradall Company Supplemental Executive Retirement Plan.

         2.14 "PLAN ADMINISTRATOR" shall mean the person(s) or entity designated to administer the Plan in accordance with Section 8.1 hereof.

         2.15 "PLAN YEAR" shall mean the twelve (12) month period commencing on March 1 and ending on the last day of February of each year.

         2.16 "RETIREMENT DATE" shall mean the day on which a Participant attains the age of sixty (60) years.

         2.17 "TRUST" shall mean the trust established pursuant to the terms of The Gradall Company Nonqualified Deferred Compensation Plans Trust Agreement, dated as of August 30, 1995, by and between the Company and Barry L. Phillips, Bruce A. Jonker and Stanley W. Swope, as Trustees.

         2.18 "TRUSTEES" shall mean the persons who serve as trustees of the Trust.

                                   ARTICLE III

                                  PARTICIPATION

         The Committee shall determine from time to time, by resolution, those Employees who are eligible to participate in the Plan. The Plan is designed to be a selective benefit program and only Employees designated to participate in the Plan by the Committee shall be eligible to participate in the Plan. The Committee is hereby authorized from time to time to designate for participation in this Plan, Employees not previously selected for participation in this Plan and to terminate the eligibility to participate in this Plan of any Employee previously selected for participation herein; provided, however, the termination by the Committee of the eligibility to participate in this Plan of any Employee shall not reduce or eliminate the Accounts of any such Employee, prohibit such Employee from having his or her Accounts increased by earnings attributable thereto following such Employee's termination of participation in this Plan or restrict or otherwise affect the right of the Employee to receive


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amounts in his or her Accounts in accordance with the terms of this Plan and
Trust.

                                   ARTICLE IV

                              COMPANY CONTRIBUTIONS

         The Company shall, from time to time, contribute such amounts to the Trust for the benefit of the Participants as the Board of Directors shall determine. All Company contributions shall be allocated among the Company Accounts of the Participants in such manner as the Board of Directors shall determine, in its sole discretion.

                                    ARTICLE V

                            PARTICIPANT CONTRIBUTIONS

         5.1 PARTICIPANT ELECTIVE CONTRIBUTIONS. Each Participant in the Plan may elect to defer the payment to him or her of all or any portion of the Participant's Compensation for any Plan Year. Prior to the commencement of each Enrollment Period, the Plan Administrator will give each Participant the option of electing to defer receipt of the payment of all or any portion of such Participant's Compensation for the ensuing Plan Year by distributing an election form (an "Election Form") to each Participant which will provide as follows:

                 (a) That the Employee has the option of reducing all or any portion of his or her Compensation for such Plan Year by completing the Election Form;

                 (b) That the Employee's election to defer receipt of Compensation will be effective on the first day of the Plan Year immediately following such Enrollment Period;

                 (c) That the Election Form must be completed and returned to the Plan Administrator prior to the termination of the Enrollment Period; and

                 (d) That the Election Form may not be revised or revoked by the Employee during the Plan Year for any reason.

         5.2     FAILURE TO ELECT.  If a Participant fails to return an
Election Form to the Plan Administrator prior to the end of an Enrollment Period, the Participant will not be eligible to have the payment of all or any portion of the Participant's Compensation deferred for the Plan Year immediately following such


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Enrollment Period. However, a Participant who fails to timely submit an Election
Form prior to the end of an Enrollment Period, will be allowed to submit an Election Form during any subsequent Enrollment Period for subsequent Plan Years.

         5.3 REVISION OF ELECTION FORM. No Participant may revise his or her Election Form during a Plan Year.

                                   ARTICLE VI

              DISTRIBUTION OF BENEFITS UPON CESSATION OF EMPLOYMENT

         6.1 VESTING IN COMPENSATION DEFERRAL ACCOUNT. Notwithstanding anything herein contained to the contrary, each Participant shall at all times be fully vested in such Participant's Compensation Deferral Account. Upon the date a Participant becomes entitled to a distribution of his or her Company Account as provided in Sections 6.2 through 6.7 hereof (or in the case of a Participant who is "Terminated For Cause" as defined in Section 6.5 hereof, upon the date a Participant would be entitled to a distribution but for the application of
Section 6.5 hereof), the Participant shall also be entitled to receive a distribution of his or her Compensation Deferral Account.

         6.2 DISABILITY AND RETIREMENT. Upon the date a Participant is either
(a) determined to be suffering from a Disability or (b) reaches his or her Retirement Date, the Participant shall fully vest in the entire balance of his or her Company Account and such Participant's Company Account shall be distributed to such Participant in the manner set forth in Section 6.7 hereof.

         6.3 TERMINATION OF EMPLOYMENT. In the event any Participant ceases to be an Employee prior to the Participant's Retirement Date for any reason other than the death or Disability of the Participant, the Participant shall, subject to the provisions of Sections 6.5 and 6.6 hereof, become vested in the balance of his or her Company Account in accordance with the following schedule:

         IF TERMINATION OCCURS                       VESTED PERCENTAGE
         ---------------------                       -----------------
 Prior to Date Employee Attains Age 55                        0%

 Prior to Date Employee Attains Age 60                       50%
 But on or after Date Employee
 Attains Age 55

 On or after Date Employee Attains Age 60                   100%

A Participant who ceases to be an Employee of the Company shall have such vested amounts of the Participant's Company Account distributed to him or her in the manner set forth in Section 6.7 hereof and such Participant shall forfeit the nonvested portion of his or her Account which funds shall revert to and become the property of the Company.


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         6.4 DEATH. Upon the death of a Participant, the Participant shall fully vest in the entire balance of his or her Company Account. Upon the death of a Participant, all proceeds of life insurance policies, insuring the life of such Participant and payable to the Trust shall be allocated to such Participant's Compensation Deferral Account and the entire balance of the Participant's Company Account and Compensation Deferral Account, including any life insurance proceeds allocated to such Accounts as set forth above, shall be distributed to such Participant's Beneficiary in one lump sum within sixty (60) days following the close of the Plan Year in which the Participant dies (or at such earlier time as the Plan Administrator shall determine), provided, that, in the event any life insurance proceeds have not been received by the Trust by such date, such life insurance proceeds shall be distributed to such Participant's Beneficiary within sixty (60) days of the Trust's receipt thereof.

         6.5     TERMINATION FOR CAUSE.  Notwithstanding the provisions of
Section 6.3 hereof, any Participant whose employment with the Company shall be "Terminated For Cause" prior to the time such Participant has reached his or her Retirement Date, shall forfeit any and all rights to his or her Company Account and such funds shall become the property of the Company. For purposes of this Plan, a Participant shall be deemed to be Terminated For Cause if the Committee shall have made a good faith determination that:

         (a) The Participant has committed gross neglect in the performance of any duties required by the Company to be performed by such Participant;

         (b) The Participant has committed an act of theft or fraud while in the employ of the Company; or

         (c) The Participant shall commit acts of repeated insubordination to the Company.

         6.6 CHANGE OF CONTROL. Notwithstanding the provisions of Section 6.3 hereof, if at any time there shall be a sale of substantially all of the assets of the Company or a sale of more than fifty percent (50%) of the outstanding shares of voting common stock of the Company, each Participant's
Company Account shall fully vest in such Participant and become distributable as provided in Section 6.7 hereof. The foregoing notwithstanding, a Participant's Company Account shall fully vest in such Participant and payment thereon may be made to such Participant pursuant to this Section only to the extent that such accelerated vesting or payment would not create an excess parachute payment under Section 280G or Section 4999 of the Internal Revenue Code of 1986, as amended. Notwithstanding the above, this Section 6.6 shall not be triggered by the acquisition of stock in the Company by Morgan, Lewis, Githens & Ahn, Inc. prior to October 31, 1995.

         6.7 DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT. Upon the termination of the Participant's full time employment with the Company, for any reason other than death, whether voluntary or involuntary, with or without cause, the entire vested balance of the Participant's Company Account and


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Compensation Deferral Account (subject to the forfeiture as provided for in
Section 6.5 hereof) shall be distributed to such Participant in monthly installments for a period of sixty (60) months, with the first such installment being due and payable within sixty (60) days following the termination of the Participant's employment with the Company, the amount of which installments shall be equal to that portion of the Participant's vested and nonforfeited Accounts as is determined by multiplying the balance thereof (including any allocations of income, earnings, gain or loss) by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of remaining installment payments to be made. Notwithstanding the above, the Plan Administrator may accelerate the payment of such distribution if he deems such acceleration to be in the best interests of such Participant. No Participant shall have any right to require the acceleration of any distribution to such Participant. During the period of any installment distribution, the vested and nonforfeited amounts remaining in such Participant's Account shall continue to be held by the Trust and invested in accordance with the terms of the Trust.

                                   ARTICLE VII

                                CLAIMS PROCEDURE

         7.1 CLAIMS MANAGER. For claims procedure purposes, the "Claims Manager" shall be STAN SWOPE, or such other individual who may be appointed by the Board of Directors.

         7.2 EXPLANATION OF DENIAL OF CLAIMS. If for any reason a claim for benefits under this Plan is denied by the Company, the Plan Administrator shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

         (a) The claim shall be deemed filed when presented orally or in writing to the Plan Administrator.

         (b) The Plan Administrator's explanation shall be in writing and delivered to the claimant within ninety (90) days of the date the claim is filed.

         (c) If the Plan Administrator does not notify the Participant of the denial of the claim within the ninety (90) day period specified in Section 7.2(b) hereof, then the claim shall be deemed denied.

         7.3 REVIEW OF DENIAL OF CLAIMS. The claimant shall have sixty (60) days following the earlier of (a) the receipt of the denial of the claim


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or (b) the effective date of the denial of the claim, as provided in Section
7.2(c) hereof, to file with the Claims Manager a written request for a full and fair review of the denial. For such review, the claimant or the claimant's representative may submit pertinent documents and written issues and comments. The Claims Manager shall decide the issue and furnish the claimant with a written response within sixty (60) days of receipt of the claimant's request for review of the claim. The written response shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a written response is not so furnished to the claimant within such sixty (60) day period, the claim shall be deemed denied on review.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1 ADMINISTRATION. This plan shall be operated and administered by the Committee, which shall, for the purposes of this Plan, be the Plan Administrator. The construction and interpretation by the Plan Administrator of any provision of this Plan shall be final and conclusive, unless otherwise determined by the Plan Administrator or otherwise decided by the Claims Manager. No member of the Committee, nor any person to whom the Committee delegated its authority pursuant to the foregoing, shall be liable for any action or determination made by him or her in good faith.

         8.2 NONALIENATION OF BENEFITS. No Participant shall have the right to assign, pledge, sell, anticipate, encumber or transfer his or her benefits under this Plan in any manner whatsoever. No assignment, pledge, sale, anticipation, encumbrance or transfer of any of the benefits under this Plan made by any Participant shall be valid or recognized by the Company.

         8.3 AMENDMENT OR TERMINATION. This Plan may be amended or terminated by the Company at any time; provided, however, no such amendment or termination shall impair or diminish in any manner whatsoever the Participant's rights to amounts allocated to Participant's Accounts prior to such amendment or termination.

         8.4 RESTRICTIONS ON PARTICIPANTS' RIGHTS. The benefits granted or allocated to any Participant pursuant to this Plan do not constitute any stock of the Company nor shall they evidence any indebtedness of the Company, but, rather, shall constitute only a right to receive benefits which are payable pursuant to the terms and conditions provided herein. Notwithstanding anything herein to the contrary, nothing in this Plan shall:

         (a) Give any Participant any rights in any stock of the Company currently outstanding or hereafter issued;


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         (b)     Give any Participant any rights as a creditor of the Company;
                 or

         (c) Create any right of employment in any Participant, limit the Company's rights to terminate the employment of any Participant, or evidence any agreement or understanding that the Company will employ a Participant in any particular position, at any particular rate of remuneration or for any particular length of time.

         8.4 DESIGNATION OF BENEFICIARY. Each Employee, upon becoming a Participant, shall file with the Plan Administrator, a notice in writing designating one or more beneficiaries to whom payments otherwise due the Participant pursuant to this Plan shall be made in the event of such Participant's death. A Participant shall have the right to change the beneficiary or beneficiaries from time to time but no such change shall become effective until submitted in writing to the Plan Administrator. In the event no designation of beneficiary is made by a Participant or if all of the beneficiaries a Participant shall have designated shall be deceased, the deceased Participant shall be deemed to have designated his or her estate as beneficiary hereunder.

         8.5 GOVERNING LAW. This Plan shall be construed and governed by the laws of the State of Ohio, to the extent not preempted by Federal law.

         8.6 PARTICIPANT AS COMMITTEE MEMBER. No person who is a member of the Committee shall take part in any decision regarding the eligibility of such member to become a Participant in this Plan, the eligibility of such member as a Participant to share in any Company contribution for any Plan Year, the right of such member to receive an accelerated distribution hereunder, or in any other election or decision as a Committee member which affects such member's rights as a Participant hereunder. The provisions of this Section 8.6 shall apply notwithstanding anything in this Plan or in the Trust to the contrary.


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